EXHIBIT 99.1
For Immediate Release

Hasbro Reports First Quarter 2021 Financial Results
Growth in revenue, operating profit and earnings per share
•First quarter 2021 revenues were $1.11 billion, up 1%
•Revenue grew 14% in the Consumer Products segment and 15% in the Wizards of the Coast and Digital Gaming segment
•Entertainment segment revenue reflects expected declines in theatrical and timing of deliveries planned for later in the year
•Operating profit increased to $147.3 million or 13.2% of revenues; Net earnings grew to $116.2 million or $0.84 per diluted share
•Adjusted operating profit increased 15% to $174.1 million, or 15.6% of revenues, an expansion of 190 basis points year-over-year
•Adjusted net earnings of $138.4 million, or $1.00 per diluted share
•Strong cash position with quarter ending cash of $1.43 billion and first quarter operating cash flow of $377.6 million after retiring $300 million of debt due May 2021 and paying the dividend
Pawtucket, R.I., April 27, 2021 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the first quarter 2021.

"The global Hasbro team executed a very good quarter, driving strong sell in and demand in the Consumer Products segment; growing both analog and digital revenues in Wizards and our licensed digital gaming business; and positioning us to deliver growth for the full year in the Entertainment segment," said Brian Goldner, Hasbro’s chairman and chief executive officer. "We continue to target full-year double-digit revenue growth for Hasbro supported by innovation and quality execution throughout the business. Across Hasbro we are focused on unlocking the full potential value of our brands and capabilities as a play and entertainment leader."
"Our first quarter started the year well," said Deborah Thomas, Hasbro’s chief financial officer. "The team delivered revenue and profit gains, as well as strong cash generation, ending the quarter with $1.43 billion in cash, after retiring $300 million in debt and paying our quarterly dividend."

First Quarter 2021 Financial Results

$ Millions, except earnings per share	Q1 2021	Q1 2020	% Change
Net Revenues[1]	$1,114.8	$1,105.6	1%

Operating Profit (Loss)	$147.3	$(23.3)	>100%
Adjusted Operating Profit[2]	$174.1	$151.5	15%

Net Earnings (Loss)	$116.2	$(69.7)	>100%
Net Earnings (Loss) per Diluted Share	$0.84	$(0.51)	>100%

Adjusted Net Earnings[2]	$138.4	$77.7	78%
Adjusted Net Earnings per Diluted Share[2]	$1.00	$0.57	75%

EBITDA[2]	$235.3	$43.3	>100%
Adjusted EBITDA[2]	$252.0	$203.9	24%
1Foreign exchange had a positive $18.4 million impact on first quarter 2021 revenue.
2See the financial tables accompanying this press release for a reconciliation of GAAP and non-GAAP financial measures.

During the first quarter of 2021, the Company realized a gain of $25.6 million, $0.19 per diluted share, from a legal settlement. The gain is included in Other Income, Net within the Company's consolidated financial statements.

First Quarter 2021 Major Segment and Brand Performance
Beginning with the first quarter of 2021, Hasbro realigned its financial reporting segments and business units, in order to align its segment financial reporting more closely with its current business structure. The three principal reportable segments are: Consumer Products, Wizards of the Coast and Digital Gaming, and Entertainment. Reclassifications of certain prior year segment results have been made to conform to the current-year presentation. None of the segment changes impact the Company's previously reported consolidated net revenue, operating profits, net earnings or net earnings per share.

Major Segments ($ Millions)	Net Revenues			Operating Profit (Loss)		Adjusted Operating Profit (Loss) [1]
	Q1 2021	Q1 2020	% Change	Q1 2021	Q1 2020	Q1 2021	Q1 2020
Consumer Products	$653.9	$572.5	14%	$32.3	$(9.7)	$32.3	$(9.7)
Wizards of the Coast and Digital Gaming	$242.2	$210.6	15%	$110.0	$95.8	$110.0	$95.8
Entertainment	$218.7	$322.5	-32%	$17.0	$(64.3)	$41.9	$59.3

Brand Portfolio	Net Revenues ($ Millions)
	Q1 2021	Q1 2020	% Change
Franchise Brands	$491.5	$396.5	24%
Partner Brands	$188.0	$182.3	3%
Hasbro Gaming[2]	$136.3	$140.1	-3%
Emerging Brands	$104.7	$94.2	11%
TV/Film/Entertainment	$194.3	$292.5	-34%

1Reconciliations are included in the attached schedules under the heading "Reconciliation of Adjusted Operating Profit."
2Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, which are reported in the Franchise Brands portfolio, totaled $365.3 million for the first quarter 2021, up 7% compared to the respective period in 2020.

Revenues grew in Franchise Brands, including MAGIC: THE GATHERING, PLAY-DOH, NERF, TRANSFORMERS and BABY ALIVE. Partner Brands revenue increased behind gains in Hasbro products for Lucasfilm's Star Wars and The Mandalorian, Marvel's Spider-Man franchise and Marvel Studios content on Disney+, and Disney Princess. Emerging Brands revenue increased with several properties contributing and Hasbro Gaming declined slightly versus the strong growth reported in the first quarter of last year.

•Consumer Products segment revenue and operating profit grew driven by broad-based gains in Hasbro brands and products, including PLAY-DOH, NERF, TRANSFORMERS, Star Wars and Disney Princess. Revenue grew in all geographic regions, led by the U.S. and Europe. Global consumer point of sale increased high-single digits, including double-digit gains in North America. Operating profit grew as higher revenues more than offset increased royalty and advertising expense.
•Wizards of the Coast and Digital Gaming segment revenue grew for MAGIC: THE GATHERING and DUNGEONS & DRAGONS. The success of the MAGIC: THE GATHERING Kaldheim set release and the release of Time Spiral Remastered contributed to the strong performance. Digital gaming revenue grew for MAGIC:THE GATHERING Arena and DUNGEONS & DRAGONS as well as licensed digital games. Operating profit increased driven by the higher revenues which was partially offset by increased product development as well as higher advertising to support the mobile launch of Magic Arena and the upcoming launch of Dark Alliance.
•Entertainment segment revenue declined due to expected difficult comparisons in the TV and Film business. The theatrical business continues to be impacted by COVID-related theater shutdowns, whereas last year theaters were open for most of the quarter. Scripted TV deliveries are slated to increase later in the current year and we are targeting returning to 2019 levels of revenue for the full-year 2021 in the TV and Film business. Adjusted operating profit declined on the lower revenue, partially offset by reduced advertising and promotional spend due to the lack of theatrical activity this year versus last.

Dividend
The next quarterly cash dividend of $0.68 per common share is payable on May 17, 2021 to shareholders of record at the close of business on May 3, 2021. During the first quarter, Hasbro paid $93.4 million in cash dividends to shareholders.

Conference Call Webcast
Hasbro will webcast its first quarter earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to making the world a better place for all children, fans and families. Hasbro delivers immersive brand experiences for global audiences through consumer products, including toys and games;

entertainment through eOne, its independent studio; and gaming, led by the team at Wizards of the Coast, an award-winning developer of tabletop and digital games best known for fantasy franchises MAGIC: THE GATHERING and DUNGEONS & DRAGONS.

The company’s unparalleled portfolio of approximately 1,500 brands includes MAGIC: THE GATHERING, NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, DUNGEONS & DRAGONS, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. For the past decade, Hasbro has been consistently recognized for its corporate citizenship, including being named one of the 100 Best Corporate Citizens by 3BL Media and one of the World’s Most Ethical Companies by Ethisphere Institute. Important business and brand updates are routinely shared on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter, Instagram, Facebook and LinkedIn.)

© 2021 Hasbro, Inc. All Rights Reserved.

Safe Harbor
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: our future performance and expectations for growth in future quarters and 2021; our ability to return television and film entertainment revenues to 2019 levels; the impact of the global coronavirus outbreak on our business; the ability to achieve our financial and business goals and objectives; the expected adequacy of supply and operation of our manufacturing facilities; product and entertainment plans, including the content and timing of entertainment production and releases; changes in the methods of content distribution; marketing and promotional efforts; anticipated expenses; working capital; liquidity; and the anticipated impact of acquisitions and dispositions. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to design, develop, produce, manufacture, source and ship products on a timely, cost-effective and profitable basis;
•rapidly changing consumer interests in the types of products and entertainment we offer;
•the challenge of developing and offering products and storytelling experiences that are sought after by children, families and audiences given increasing technology and entertainment offerings available;
•our ability to develop and distribute engaging storytelling across media to drive brand awareness;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;
•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including changing inventory policies and practices of our customers;
•our ability to develop new and expanded areas of our business, such as through eOne, Wizards of the Coast, and our other entertainment and digital gaming;
•our ability to successfully develop and execute plans to mitigate the negative impact of the coronavirus on our business, including, without limitation, negative impacts to our supply chain that could occur as the pandemic worsens in countries, such as India, where we source significant amounts of product;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, shipping delays of difficulties, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;

•our ability to lessen the impact of any increased shipping costs due to shipping delays or changes in method of shipping, as well as our ability to impose any price increases to offset shipping costs, increases in prices of raw materials or other increases in costs of our products;
•our ability to successfully implement actions to lessen the impact of potential and enacted tariffs imposed on our products, including any changes to our supply chain, inventory management, sales policies or pricing of our products;
•downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•other economic and public health conditions or regulatory changes in the markets in which we and our customers, partners, licensees, suppliers and manufacturers operate, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease, such as the coronavirus, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one of our significant retailers, such as the bankruptcy of Toys“R”Us in the United States and Canada;
•the bankruptcy or other lack of success of one or more of our licensees and other business partners;
•risks relating to the use of third party manufacturers for the manufacturing of our products, including the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to attract and retain talented employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue enhancing initiatives, including initiatives to integrate eOne into our business;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the impairment and/or write-offs of products and films and television programs we acquire and produce;
•risks relating to investments, acquisitions and dispositions;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which would significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and SEC filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this presentation or to update them to reflect events or circumstances occurring after the date of this presentation.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted earnings per diluted share, which exclude, where applicable, the 2021 impact of purchased intangible amortization and stock compensation expense associated with acquisition-related grants, and for 2020, the impact of the eOne acquisition-related costs and purchased intangible amortization. Also included in the financial tables are the non-GAAP financial measures of EBITDA, and Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA also excludes the impact of the charges/gains noted above, as well as non-cash stock compensation. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted earnings per diluted share and Adjusted operating profit provides investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

HAS-E
Investor Contact: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Press Contact: Erin Pensa | Hasbro, Inc. | (401) 440-7627 | erin.pensa@hasbro.com

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions of Dollars)

	March 28, 2021	March 29, 2020
ASSETS
Cash and Cash Equivalents	$1,430.4	$1,237.9
Accounts Receivable, Net	810.4	963.8
Inventories	429.2	444.4
Prepaid Expenses and Other Current Assets	566.0	672.4
Total Current Assets	3,236.0	3,318.5
Property, Plant and Equipment, Net	482.7	455.9
Goodwill	3,691.4	3,572.7
Other Intangible Assets, Net	1,513.0	1,615.8
Other Assets	1,266.0	1,461.5
Total Assets	$10,189.1	$10,424.4

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-Term Borrowings	$8.8	$9.4
Current Portion of Long-Term Debt	148.9	64.5
Accounts Payable and Accrued Liabilities	1,595.7	1,664.7
Total Current Liabilities	1,753.4	1,738.6
Long-Term Debt	4,674.1	5,156.3
Other Liabilities	777.7	739.0
Total Liabilities	7,205.2	7,633.9
Redeemable Noncontrolling Interests	24.0	26.0
Total Shareholders' Equity	2,959.9	2,764.5
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$10,189.1	$10,424.4

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

	Quarter Ended
	March 28, 2021	% Net Revenues	March 29, 2020	% Net Revenues
Net Revenues	$1,114.8	100.0%	$1,105.6	100.0%
Costs and Expenses:
Cost of Sales	289.9	26.0%	262.7	23.8%
Program Cost Amortization	97.5	8.7%	132.2	12.0%
Royalties	108.9	9.8%	112.8	10.2%
Product Development	61.8	5.5%	53.8	4.9%
Advertising	87.9	7.9%	101.7	9.2%
Amortization of Intangibles	32.9	3.0%	36.8	3.3%
Selling, Distribution and Administration	288.6	25.9%	279.1	25.2%
Acquisition and Related Costs	—	0.0%	149.8	13.5%
Operating Profit (Loss)	147.3	13.2%	(23.3)	-2.1%
Interest Expense	47.9	4.3%	54.7	4.9%
Other Income, Net	(30.1)	-2.7%	(6.0)	-0.5%
Earnings (Loss) before Income Taxes	129.5	11.6%	(72.0)	-6.5%
Income Tax Expense (Benefit)	12.0	1.1%	(4.1)	-0.4%
Net Earnings (Loss)	117.5	10.5%	(67.9)	-6.1%
Net Earnings Attributable to Noncontrolling Interests	1.3	0.1%	1.8	0.2%
Net Earnings (Loss) Attributable to Hasbro, Inc.	$116.2	10.4%	$(69.7)	-6.3%

Per Common Share
Net Earnings (Loss)
Basic	$0.84		$(0.51)
Diluted	$0.84		$(0.51)

Cash Dividends Declared	$0.68		$0.68

Weighted Average Number of Shares
Basic	137.7		137.1
Diluted	138.1		137.1

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions of Dollars)

	Quarter Ended
	March 28, 2021	March 29, 2020
Cash Flows from Operating Activities:
Net Earnings (Loss)	$117.5	$(67.9)
Other Non-Cash Adjustments	193.8	249.5
Changes in Operating Assets and Liabilities	66.3	110.0
Net Cash Provided by Operating Activities	377.6	291.6

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(23.9)	(30.8)
Acquisition, Net of Cash Acquired	—	(4,403.9)
Other	(1.6)	4.2
Net Cash Utilized by Investing Activities	(25.5)	(4,430.5)

Cash Flows from Financing Activities:
Proceeds from Long-Term Debt	72.4	1,017.7
Repayments of Long-Term Debt	(344.9)	(50.2)
Net Proceeds from (Repayments of) Short-Term Borrowings	2.0	(1.4)
Stock-Based Compensation Transactions	4.7	1.8
Dividends Paid	(93.4)	(93.1)
Payments Related to Tax Withholding for Share-Based Compensation	(9.3)	(5.3)
Redemption of Equity Instruments	—	(47.4)
Other	(2.3)	(2.6)
Net Cash (Utilized) Provided by Financing Activities	(370.8)	819.5

Effect of Exchange Rate Changes on Cash	(0.6)	(23.1)

Cash and Cash Equivalents at Beginning of Year	1,449.7	4,580.4

Cash and Cash Equivalents at End of Quarter	$1,430.4	$1,237.9

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
SEGMENT RESULTS - AS REPORTED AND AS ADJUSTED
(Unaudited)
(Millions of Dollars)

Effective in the first quarter of 2021, the Company reorganized its reportable segments to Consumer Products, Wizards of the Coast and Digital Gaming, Entertainment, and Corporate and Other. For comparability, segment results for the first quarter of 2020 are presented to align with the new reportable segments.

Operating Results

	Quarter Ended March 28, 2021			Quarter Ended March 29, 2020
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Total Company Results
External Net Revenues (1)	$1,114.8	$—	$1,114.8	$1,105.6	$—	$1,105.6	1%

Operating Profit (Loss)	147.3	26.8	174.1	(23.3)	174.8	151.5	15%
Operating Margin	13.2%	2.4%	15.6%	-2.1%	15.8%	13.7%

EBITDA	235.3	16.7	252.0	43.3	160.6	203.9	24%

Segment Results
Consumer Products:
External Net Revenues (2)	$653.9	$—	$653.9	$572.5	$—	$572.5	14%

Operating Profit (Loss)	32.3	—	32.3	(9.7)	—	(9.7)	>100%
Operating Margin	4.9%	—	4.9%	-1.7%	—	-1.7%

EBITDA	59.4	6.5	65.9	8.1	7.6	15.7	>100%

Wizards of the Coast and Digital Gaming:
External Net Revenues	242.2	—	242.2	210.6	—	210.6	15%

Operating Profit	110.0	—	110.0	95.8	—	95.8	15%
Operating Margin	45.4%	—	45.4%	45.5%	—	45.5%

EBITDA	112.3	2.6	114.9	97.1	1.9	99.0	16%

Entertainment:
External Net Revenues (3)	218.7	—	218.7	322.5	—	322.5	-32%

Operating Profit (Loss)	17.0	24.9	41.9	(64.3)	123.6	59.3	-29%
Operating Margin	7.8%	11.4%	19.2%	-19.9%	38.3%	18.4%

EBITDA	68.2	4.1	72.3	(34.3)	99.3	65.0	11%

Corporate and Other:
Operating (Loss) Profit	(12.0)	1.9	(10.1)	(45.1)	51.2	6.1	>-100%

EBITDA	(4.6)	3.5	(1.1)	(27.6)	51.8	24.2	>-100%

	Quarter Ended
	March 28, 2021	March 29, 2020	% Change

(1) Net Revenues by Brand Portfolio
Franchise Brands	$491.5	$396.5	24%
Partner Brands	188.0	182.3	3%
Hasbro Gaming (i)	136.3	140.1	-3%
Emerging Brands	104.7	94.2	11%
TV/Film/Entertainment	194.3	292.5	-34%
Total	$1,114.8	$1,105.6

(i) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, which are reported in the Franchise Brands portfolio, totaled $365.3 for the quarter ended March 28, 2021, up 7% from revenues of $340.5 for the quarter ended March 29, 2020.

	Quarter Ended
	March 28, 2021	March 29, 2020	% Change
(2) Consumer Products Segment Net Revenues by Major Geographic Region
North America	$362.7	$321.8	13%
Europe	188.5	156.7	20%
Asia Pacific	64.8	58.2	11%
Latin America	37.9	35.8	6%
Total	$653.9	$572.5

	Quarter Ended
	March 28, 2021	March 29, 2020	% Change
(3) Entertainment Segment Net Revenues by Category
Film and TV	$166.4	$264.0	-37%
Family Brands	18.8	25.9	-27%
Music and Other	33.5	32.6	3%
Total	$218.7	$322.5

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of Adjusted Operating Profit
	Quarter Ended
	March 28, 2021	March 29, 2020

Operating Profit (Loss)	$147.3	$(23.3)
Consumer Products	32.3	(9.7)
Wizards of the Coast and Digital Gaming	110.0	95.8
Entertainment	17.0	(64.3)
Corporate and Other	(12.0)	(45.1)

Non-GAAP Adjustments (1)	$26.8	$174.8
Entertainment	24.9	123.6
Corporate and Other	1.9	51.2

Adjusted Operating Profit (Loss)	$174.1	$151.5
Consumer Products	32.3	(9.7)
Wizards of the Coast and Digital Gaming	110.0	95.8
Entertainment	41.9	59.3
Corporate and Other	(10.1)	6.1

(1) The Company's non-GAAP adjustments include the following:
Acquisition-related costs (i)	$1.9	$149.8
Acquired intangible amortization (ii)	24.9	25.0
Total	$26.8	$174.8

(i) In association with the Company's acquisition of eOne, the Company incurred related expenses of $1.9 ($1.7 after-tax) and $149.8 ($127.5 after-tax) in the quarters ended March 28, 2021 and March 29, 2020, respectively, comprised of the following:

(a) In the quarter ended March 28, 2021, the Company incurred stock compensation expense of $1.9 associated with acquisition-related grants. In 2021, this expense is included within Selling, Distribution and Administration.
(b) In the quarter ended March 29, 2020, the Company incurred expenses of $149.8, comprised of 1) acquisition and integration costs of $95.7, including expense associated with the acceleration of eOne stock-based compensation and advisor fees settled at the closing of the acquisition, as well as integration costs; and 2) restructuring and related costs of $54.1, including severance and retention costs, as well as impairment charges in the first quarter of 2020 for certain definite-lived intangible and production assets. In 2020, these expenses were included within Acquisition and Related Costs.

(ii) The Company incurred incremental intangible amortization costs related to the intangible assets acquired in the eOne acquisition.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars)

Reconciliation of EBITDA and Adjusted EBITDA
	Quarter Ended
	March 28, 2021	March 29, 2020

Net Earnings (Loss) Attributable to Hasbro, Inc.	$116.2	$(69.7)
Interest Expense	47.9	54.7
Income Tax Expense (Benefit)	12.0	(4.1)
Net Earnings Attributable to Noncontrolling Interests	1.3	1.8
Depreciation	25.0	23.8
Amortization of Intangibles	32.9	36.8
EBITDA	235.3	43.3
Non-GAAP Adjustments and Stock Compensation (1)	16.7	160.6
Adjusted EBITDA	$252.0	$203.9

(1) The Company's non-GAAP adjustments and stock compensation are comprised of the following:
Stock compensation	$16.7	$10.8
Acquisition-related costs	—	149.8
Total	$16.7	$160.6

Adjusted EBITDA by Segment:
Consumer Products	$65.9	$15.7
Wizards of the Coast and Digital Gaming	114.9	99.0
Entertainment	72.3	65.0
Corporate and Other	(1.1)	24.2
Total Adjusted EBITDA	$252.0	$203.9

Consumer Products:
Operating Profit (Loss)	$32.3	$(9.7)
Other Income (Expense)	6.2	(5.7)
Depreciation	13.1	12.1
Amortization of Intangibles	7.8	11.4
EBITDA	59.4	8.1
Non-GAAP Adjustments and Stock Compensation	6.5	7.6
Adjusted EBITDA	$65.9	$15.7

Wizards of the Coast and Digital Gaming:
Operating Profit	$110.0	$95.8
Other Income (Expense)	(0.3)	(1.0)
Depreciation	2.6	2.3
EBITDA	112.3	97.1
Non-GAAP Adjustments and Stock Compensation	$2.6	$1.9
Adjusted EBITDA	$114.9	$99.0

Entertainment:
Operating Profit (Loss)	$17.0	$(64.3)
Other Income (Expense)	23.3	3.0
Depreciation	2.8	1.7
Amortization of Intangibles	25.1	25.3
EBITDA	68.2	(34.3)
Non-GAAP Adjustments and Stock Compensation	4.1	99.3
Adjusted EBITDA	$72.3	$65.0

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Millions of Dollars and Shares, Except Per Share Data)

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	March 28, 2021	Diluted Per Share Amount	March 29, 2020	Diluted Per Share Amount
Net Earnings (Loss) Attributable to Hasbro, Inc.	$116.2	$0.84	$(69.7)	$(0.51)
Acquisition-related costs	1.7	0.01	127.5	0.93
Acquired intangible amortization	20.5	0.15	19.9	0.15
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$138.4	$1.00	$77.7	$0.57